UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2026, the Board of Directors (the “Board”) of Hallador Energy Company (the “Company”) approved a new executive compensation plan (the “2026 EO Plan”) for the period from April 1, 2026 through March 31, 2027, including a performance bonus plan (the “Executive Officer Bonus Performance Plan”) as approved by the Compensation Committee of the Board (the “Compensation Committee”). The 2026 EO Plan was adopted to replace the 2024 Executive Officer Plan (the “2024 EO Plan”), which expired on March 31, 2026. In connection with the adoption of the 2026 EO Plan, each of the Company’s named executive officers entered into a severance agreement with the Company, which replaced the severance agreements between the named executive officers and the Company entered into under the 2024 EO Plan.

Annual Base Salary

The Board approved increases, effective April 1, 2026, to the annual base salaries of the Company’s named executive officers as follows:

Executive Officer	Prior Salary	New Salary
Brent Bilsland	$675,000	$800,000
Todd Telesz	$500,000	$525,000
Heath Lovell	$450,000	$500,000

Executive Officer Bonus Performance Plan

The Compensation Committee established the performance goals applicable to each of the Company’s named executive officer’s performance bonus for the 2026 performance period of January 1, 2026, through December 31, 2026, as approved by the Board as part of the 2026 EO Plan. The following tables summarize the performance goals and the corresponding threshold, target, and maximum payout opportunities for the performance period. A portion of each executive’s target bonus is allocated to each performance measure based on the relative base points assigned to that measure.

Performance against each performance goal and the corresponding payout are determined independently, and the level of attainment for any performance measure does not affect the payout associated with any other performance measure. No payout is available for a performance measure if performance is at or below the threshold level. For performance above the threshold level but below the target level, and for performance above the target level but below the maximum level, the payout is determined by straight-line interpolation between zero and the target payout amount and between the target and maximum payout amounts, respectively.

The Compensation Committee retains the discretion to adjust or modify the calculated payout amounts based on its assessment of overall Company performance, individual performance, and other factors it determines to be relevant. The target annual performance bonus opportunities under the Executive Officer Bonus Performance Plan for the fiscal year 2026 for Messrs. Bilsland, Telesz and Lovell are $500,000, $200,000 and $300,000, respectively. Performance bonus amounts, if any, will be paid in a lump sum net of applicable withholding, after audit completion, in March 2027 with respect to the 2026 performance period, subject to the executive officer’s continued service with the Company through December 31, 2026.

Brent K. Bilsland – Chief Executive Officer and President

As Chief Executive Officer, Mr. Bilsland is eligible to receive annual performance bonuses for fiscal year 2026 under the Executive Officer Bonus Performance Plan.

Area	Goals	Base Points	Threshold Goal	Target Goal	Maximum Goal	Payout Does Not Meet Threshold ($)	Payout at Target ($)	Payout at Maximum ($)
Safety (Sunrise) Note 1	Severity Measure (National Average)	5	100.00%	89.00%	78.00%	0	25,000	50,000
	Violations Per Inspection Day (National Average)	5	0.50%	0.42%	0.34%	0	25,000	50,000
Safety (Power) Note 2	Incident Rate	5	5.40%	4.50%	3.60%	0	25,000	50,000
	Safety Inspection Rate	5	1.00%	1.25%	1.50%	0	25,000	50,000
Financial	Adjusted EBITDA ($ million)	50	54.4	68.0	81.6	0	250,000	500,000
Discretionary		15				0	75,000	150,000
Strategic Goals	Note 3	15				0	75,000	150,000

Todd E. Telesz – Chief Financial Officer

As Chief Financial Officer, Mr. Telesz is eligible to receive annual performance bonuses for fiscal year 2026 under the Executive Officer Bonus Performance Plan.

Area	Goals	Base Points	Threshold Goal	Target Goal	Maximum Goal	Payout Does Not Meet Threshold ($)	Payout at Target ($)	Payout at Maximum ($)
Safety (Sunrise) Note 1	Severity Measure (National Average)	5	100.00%	89.00%	78.00%	0	10,000	20,000
	Violations Per Inspection Day (National Average)	5	0.50%	0.42%	0.34%	0	10,000	20,000
Safety (Power) Note 2	Incident Rate	5	5.40%	4.50%	3.60%	0	10,000	20,000
	Safety Inspection Rate	5	1.00%	1.25%	1.50%	0	10,000	20,000
Financial	Adjusted EBITDA ($ million)	50	54.4	68.0	81.6	0	100,000	200,000
Discretionary		15				0	30,000	60,000
Strategic Goals	Note 3	15				0	30,000	60,000

Heath A. Lovell – Chief Operating Officer

As Chief Operating Officer, Mr. Lovell is eligible to receive annual performance bonuses for fiscal year 2026 under the Executive Officer Bonus Performance Plan.

						( )
Area	Goals	Base Points	Threshold Goal	Target Goal	Maximum Goal	Payout Does Not Meet Threshold ($)	Payout at Target ($)	Payout at Maximum ($)
Safety (Sunrise) Note 1	Severity Measure (National Average)	5	100.00%	89.00%	78.00%	0	15,000	30,000
	Violations Per Inspection Day (National Average)	5	0.50%	0.42%	0.34%	0	15,000	30,000
Safety (Power) Note 2	Incident Rate	5	5.40%	4.50%	3.60%	0	15,000	30,000
	Safety Inspection Rate	5	1.00%	1.25%	1.50%	0	15,000	30,000
Financial	Adjusted EBITDA ($ million)	50	54.4	68.0	81.6	0	150,000	300,000
Discretionary		15				0	45,000	90,000
Strategic Goals	Note 3	15				0	45,000	90,000

Note 1:

Safety (Sunrise) is based on Sunrise Coal, LLC’s (“Sunrise Coal”) performance percentage relative to the national average for underground coal mines over the preceding 4 years.  For the 2026 Performance Period, safety will be determined relative to the 2022 – 2025 period.  Actual results for each safety measure will be calculated by Sunrise Coal management with final results when available.

Note 2:

Safety (Power) is based on Hallador Power Company, LLC’s (“Hallador Power”) performance percentage relative to the national average for coal-fired power generating facilities over the preceding 4 years.  For the 2026 Performance Period, safety will be determined relative to the 2022 – 2025 period.  Actual results for each safety measure will be calculated by Hallador Power management with final results when available.

Note 3:

The Compensation Committee has approved strategic goals for the executive officers for 2026, including goals related to the implementation of AI tools, the execution of an interconnection agreement to facilitate the development of a natural-gas fired generating facility at the Company’s Merom Generation Station, and goals related to financing and contracting.

Restricted Stock Unit Awards

The Board also approved one-time restricted stock unit (“RSU”) grants under the Company’s Second Amended and Restated 2008 Restricted Stock Unit Plan (the “RSU Plan”). The number of RSUs granted to the Company’s named executive officers were determined using the 10-day volume-weighted average price (“VWAP”) prior to April 1, 2026, of $17.19 per share. The aggregate grant date value of the RSUs granted to each of Messrs. Bilsland, Telesz and Lovell is approximately $1,200,000, $275,000 and $400,000, respectively.

Executive Officer	RSU Grant
Brent Bilsland	69,808
Todd Telesz	15,998
Heath Lovell	23,270

These RSUs vest ratably on March 31, 2027, March 31, 2028, and March 31, 2029, subject to the executive officer’s continued service through each applicable vesting date. Upon a “change in control” (as defined in the RSU Plan), all RSUs will vest in full subject to the executive officer’s continued service through the date of such change in control.

Termination Benefits

The 2026 EO Plan also includes provisions for potential payments upon certain termination events.

Change-in-Control Retention Payments

Under the 2026 EO Plan, each named executive officer who remains employed by the Company through the closing of a transaction constituting a “change in control” (as defined in the 2026 EO Plan) will be entitled to receive a lump sum retention payment on the date of such closing, subject to his execution, delivery and non-revocation of a general release of claims in favor of the Company, and in an amount based on such officer’s salary and performance bonus for the prior fiscal year. Each officer will also be entitled to receive 24 months of health care coverage, either through Company-paid COBRA costs or, for months 19 through 24 following the expiration of COBRA eligibility, paying to the officer an amount equal to the per month cost of such COBRA coverage. If, following the announcement or signing of a transaction constituting a change in control but prior to its closing, a named executive officer’s employment is terminated by the Company without “cause” or the officer resigns for “good reason” (each as defined in the 2026 EO Plan), the officer will remain eligible for the retention payment, reduced on a dollar-for-dollar basis (but not below zero) by any severance paid under his Prior Severance Agreement.

The lump sum retention payment amounts for each named executive officer are as follows:

Executive Officer	Salary Portion	Performance Bonus Portion
Brent Bilsland	$2,400,000

Mr. Bilsland is entitled to receive 3 times, and Messrs. Telesz and Lovell are each entitled to receive 2 ½ times, the annualized performance bonus such officer received for the most recently completed fiscal year, plus an amount equal to such officer’s annualized performance bonus for prior fiscal year pro-rated for the period served in the fiscal year in which the closing occurs through the date of closing.

Todd Telesz	$1,312,500
Heath Lovell	$1,250,000

All retention payments are subject to the executive officer continuing employment through the closing or qualifying for payment following a termination without cause or resignation for good reason, as described above.

In addition, the right of each named executive officer to receive the retention payment is subject to such officer entering into an agreement with the acquirer in a change in control transaction to continue to work for the acquirer or its affiliate for a period of three months following the closing (or such lesser period as determined by the acquirer), provided the acquirer desires to engage the officer and agrees to pay the officer (i) a monthly salary equivalent to or greater than the officer’s annual base salary under the 2026 EO Plan and (ii) a retention bonus equivalent to one quarter of the officer’s performance bonus for the most recent completed fiscal year, payable within 30 days after the end of such post-closing employment period.

Severance Agreements

In connection with the 2026 EO Plan, each of Messrs. Bilsland, Lovell and Telesz entered into a new severance agreement with the Company that expires on the earlier of March 31, 2027, or a change in control. Under the severance agreements, a severance payment is available in the event of a termination of such officer’s employment by the Company without “cause” or due to the officer’s resignation for “good reason” (each as defined in the severance agreement). For each officer, the severance payment equals twelve (12) months of base salary in effect as of April 1, 2026, plus the amount of the annual bonus received for the fiscal year prior to the year of termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2026	By:	ERIC M. VAN DEMAN
Eric M. Van Deman Chief Accounting Officer